SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities

                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:

[X]  Preliminary proxy statement
[ ]  Confidential, for use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under RULE 14A-12


                             Franklin Wireless Corp.
              ----------------------------------------------------
              (Name of the Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


               Payment of filing fee (Check the appropriate box):

                              [X] No fee required.


  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(iv) and 0-11

       (1) Title of each class of securities to which transaction applies:

        (2) Aggregate number of securities to which transactions applies:

      (3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

              (4) Proposed maximum aggregate value of transaction:

                               (5) Total fee paid:

               [ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

                           (1) Amount Previously Paid:

                (2) Form, Schedule or Registration Statement No.:

                                (3) Filing Party:

                                 (4) Date Filed:

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                             FRANKLIN WIRELESS CORP.
                       9823 PACIFIC HEIGHTS BLVD. SUITE J
                               SAN DIEGO, CA 92121

To the Shareholders of Franklin Wireless Corp.:

      On behalf of the Board of Directors of Franklin Wireless Corp. (the "Company"), I am writing to you to solicit your consent to a proposed amendment of the Articles of Incorporation of the Company to increase the authorized shares of Common Stock the Company from 900,000,000 to 1,200,000,000.

      The Board of Directors has fixed the close of business on January 22, 2007 as the record date for the determination of shareholders entitled to consent to the proposal, and has set March 31, 2007 as the deadline for receipt of consents. You are asked to vote, sign, date, and return the enclosed Consent.


BY ORDER OF THE BOARD OF DIRECTORS


/s/ OC Kim
----------
OC Kim
President

San Diego, CA
January __, 2007

                             FRANKLIN WIRELESS CORP.
                       9823 PACIFIC HEIGHTS BLVD. SUITE J
                               SAN DIEGO, CA 92121

                          ----------------------------

                                 PROXY STATEMENT

                          ----------------------------

                            SOLICITATION OF CONSENTS


      This Proxy Statement is being furnished to the shareholders of Franklin Wireless Corp., a California corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board of Directors") of consents from holders of outstanding shares of the Company's common stock, $0.001 par value (the "Common Stock"), with respect to a proposed amendment of the Articles of Incorporation of the Company to increase the authorized shares of Common Stock the Company from 900,000,000 to 1,200,000,000 (the "Proposal.")

      The Proposal is set forth in the form of a Consent of Shareholder (the "Consent") delivered herewith. This Proxy Statement and the accompanying form of Consent are first being mailed to shareholders of the Company on or about January , 2007. The Company will bear all costs and expenses relating to the solicitation of Consents, including the costs of preparing, printing and mailing to shareholders this Proxy Statement and accompanying materials. In addition to the solicitation of Consents by mail, the directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit Consents personally or by telephone, facsimile transmission, or email. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries representing beneficial owners of shares of the Common Stock for the forwarding of solicitation materials to such beneficial owners, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable expenses incurred by them in doing so.

                                     VOTING

RECORD DATE

      The Board of Directors has fixed the close of business on January 22, 2007 as the record date for determination of shareholders entitled to consent to, or withhold consent from, the Proposal (the "Record Date"). As of the Record Date, there were issued and outstanding 897,040,050 shares of Common Stock. The holders of record of the shares of Common Stock on the Record Date are entitled to cast one vote per share on the Proposal. Accordingly, 897,040,050 votes are entitled to be cast on the Proposal.

CONSENT

      With respect to the Proposal, a shareholder who has executed and returned a Consent may revoke it at any time prior to the time that the Company has received enough Consents to approve the Proposal by filing with the Secretary of the Company, at the address first set forth above, a written notice of revocation bearing a later date than the Consent being revoked. After enough Consents have been received in order to approve the Proposal, any Consents approving the Proposal shall thereafter be irrevocable. The failure to sign and return the Consent will have the same effect as a vote against the Proposal. All Consents must be received by March 31, 2007.

REQUIRED VOTE

      The Proposal will be approved, in accordance with California law and the Articles of Incorporation of the Company, if shares representing a majority of the outstanding shares of Common Stock consent to such Proposal. Abstentions and broker non-votes will have the effect of being considered as votes cast against the Proposal.

      The Board has approved the Proposal and recommended approval of the Proposal to the shareholders. If the Proposal is approved, the officers would be authorized to file a Certificate of Amendment to the Articles of Incorporation increasing the authorized shares of Common Stock.

PREVIOUS SOLICITATION OF CONSENTS

         In early January of 2007 the Company delivered Consents relating to the Proposal to certain shareholders, including members of the Board of Directors (including investment funds associated with members of the Board of Directors), executive officers and a small group of shareholders. These shareholders, as a group, own slightly more than a majority of the outstanding shares of Common Stock, and the Company received signed consents from each of these shareholders.

         Following the execution of these consents, the Company determined that it should have prepared and filed proxy materials with the Securities and Exchange Commission prior to the solicitation of the Consents, as several of the shareholders solicited are not closely involved with the management and operation of the Company. As a result, the solicitation may have been in violation of Section 14 of the Securities Exchange Act of 1934, as amended, as well as Rule 10b-5 under the Securities Act of 1933, as amended. The Company destroyed the consents so received, filed proxy materials with the Securities and Exchange Commission, and is now in the process of soliciting consents from all shareholders, including those who previously consented. The members of the Board of Directors (including investment funds associated with members of the Board of Directors) and executive officers who previously executed Consents have advised us that they intend to execute the form of Consent accompanying this Proxy Statement. As the other shareholders who were solicited executed Consents to the Proposal, we expect that they will execute the Consent accompanying this Proxy Statement, although they are not so obligated. As noted above, this group (the Board of Directors , executive officers and previously solicited shareholders) accounts for more than 50% of the outstanding shares of Common Stock of the Company, so the Company believes the Proposal will be approved.

RIGHTS OF DISSENTING STOCKHOLDERS/APPRAISAL RIGHTS

      Shareholders of the Company will not be entitled to appraisal or dissenters rights under the laws of the State of California by virtue of the actions proposed pursuant to the Proposal.

THE PROPOSAL

      On September 11, 2006, the Board of Directors approved, subject to shareholder approval, an Amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock the Company is authorized to issue from 900,000,000 to 1,200,000,000 shares,

      If approved, the proposal will be effectuated by amending paragraph (a) of
Article 5 of the Company's Articles of Incorporation to read as follows:

      5. (a) The corporation is authorized to issue two classes of stock, designated "Common Stock" and "Preferred Stock," respectively. The number of shares of Common Stock authorized to be issued is One Billion Two Hundred Million (1,200,000,000), and the number of shares of Preferred Stock authorized to be issued is Ten Million (10,000,000).

      The Amendment will become effective upon filing the Amendment to the Company's Articles of Incorporation with the California Secretary of State, anticipated to be approximately 20 days after this Proxy Statement has been distributed to the Company's shareholders.

      The Board of Directors of the Company believes that the Amendment is advisable and in the best interests of the Company and its shareholders. The Amendment will increase the number of shares available for issuance, both to satisfy existing commitments to issue Common Stock and for possible future needs. Except for outstanding warrants and stock options, the only current obligation of the Company to issue shares arises out of a stock subscription by C-Motech Co., Ltd, a Korean corporation ("C-Motech"), issued in September 2006, to purchase 44,000,000 shares of Common Stock for $400,000 in cash. The Company issued 15,000,000 shares to partially fulfill the subscription, but was unable to complete the issuance due to lack of authorized but unissued shares. Upon amendment of the Articles of Incorporation to increase the number of authorized shares, the Company plans to issue the remaining 29,000,000 shares of Common Stock to C-Motech to complete its obligations under the Subscription Agreement. The remaining additional shares of Common Stock to be authorized may be issued for any proper corporate purpose, including acquiring other businesses or technologies in exchange for shares, entering into joint venture arrangements with other companies in which Common Stock is part of the consideration, stock splits or stock dividends, raising capital through the sale of Common Stock, and attracting and retaining valuable employees by the issuance of stock options or use of stock-based employee benefit plans.

      The authorized but unissued shares of Common Stock will be available for issuance from time to time as may be deemed advisable or required for various purposes by the Board of Directors. The Board of Directors will be able to authorize the issuance of shares for these transactions without the necessity and related costs and delays of a special shareholders' meeting or consent. Although the amendment will increase the number of shares of authorized Common Stock, it will not immediately result in any change of the voting power or of the equity percentages of the Company owned by the shareholders prior to the issuance of any new shares of Common Stock. The amendment to increase the authorized shares of Common Stock is not intended to have any anti-takeover effect and is not part of any series of any anti-takeover measures. However, shareholders should note that the availability of additional authorized but unissued shares of Common Stock could make any attempt to gain control of the Company or the Board of Directors more difficult or time-consuming and that the availability of additional authorized but unissued shares of Common Stock might make it more difficult to remove management. The Company is not aware of any proposed attempt to take over the Company or of any plans to acquire a large block of the Company's Common Stock.


INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

      Except as set forth below, none of our officers, directors or any of their respective affiliates or associates has any substantial interest in the Proposal other than a proportionate interest in their capacities as holders of shares of Common Stock and options and/or warrants to purchase Common Stock.

      The Company is obligated to issue 29,000,000 shares of Common Stock to C-Motech, of which James Lee, a director of the Company, is an officer. One effect of the Proposal is that, if it is approved, the Company will have sufficient authorized Common Stock to issue those shares to C-Motech. The obligation to issue the shares arose out of an agreement by C-Motech to purchase an aggregate of 44,000,000 shares of Common Stock for $400,000 in cash. The Company issued 15,000,000 shares to partially fulfill the subscription, but was unable to complete the issuance due to the lack of authorized but unissued shares.

ACTION BY WRITTEN CONSENT

      Pursuant to Section 603 of the California General Corporation Law ("CGCL"), any action which may be taken at any meeting of the Shareholders may also be taken without a meeting and without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted (here, a majority of the outstanding shares of Common Stock of the Company) and delivered to the Company.

      The Company's Bylaws provide that the Board of Directors may fix, in advance, a date not more than sixty nor less than ten days before the date then fixed for the holding of any meeting of the Shareholders of the Company (or before the last day on which the consent of the shareholders may be effectively expressed for any purpose without a meeting), as the time as of which the shareholders entitled to notice of and to vote as such meeting or whose consent is required or may be expressed for any purpose, as the case may be, shall be determined, and all persons who were Shareholders of record of Common Stock at such time, and no others, shall be entitled to notice of and to vote at such meeting or to express their consent, as the case may be.

SECURITY OWNERSHIP

      The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of December 31, 2006 by each director and executive officer of the Company, each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, and all directors and executive officers of the Company as a group. Except as otherwise indicated below, each person has sole voting and investment power with respect to the shares owned, subject to applicable community property laws.

Name and Address                                      Number             Percent
----------------                                      ------             -------

OC Kim                                             104,943,534            11.69%
9823 Pacific Heights Blvd. Suite J
San Diego, CA 92121

Gary Nelson                                         23,917,500             2.67%
9823 Pacific Heights Blvd. Suite J
San Diego, CA  92121

Nick Lim                                            34,174,300             3.81%
9823 Pacific Heights Blvd. Suite J
San Diego, CA  92121

Taejin Kim                                          54,968,889 (1)         6.12%
9823 Pacific Heights Blvd. Suite J
San Diego, CA 92121

David Kim                                           88,805,746 (2)         9.89%
9823 Pacific Heights Blvd. Suite J
San Diego, CA  92121

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James Lee                                           81,000,000 (3)        9.03%
9823 Pacific Heights Blvd. Suite J
San Diego, CA 92121

All directors and executive officers of            388,809,969           43.34%
     the Company as a group (4 persons)

(1) Consists of shares owned by iPacific Partners, of which Taejin Kim is an officer.

(2) Consists of shares owned by Westech Korea, of which David Kim is an officer.

(3) Consists of shares owned by Cmotech Co. Ltd of which James Lee is an officer

      Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Shares of Common Stock subject to securities currently convertible, or convertible within 60 days after December 31, 2006, are deemed to be outstanding in calculating the percentage ownership of a person or group but are not deemed to be outstanding as to any other person or group.

                            CONSENT OF SHAREHOLDER OF
                             FRANKLIN WIRELESS CORP.

          THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      Unless otherwise indicated below, the undersigned, a shareholder on January 22, 2007 (the "Record Date") of Franklin Wireless Corp., a California corporation (the "Company"), hereby consents, pursuant to Section 603 of the California General Corporation Law, with respect to all shares of Common Stock ("Common Stock") of the Company held by the undersigned, to the following action without a meeting, without prior notice and without a vote, effective as of the date on which the Company receives duly executed and unrevoked consents substantially in the form of this Consent of Shareholder from the holders of a majority of the issued and outstanding shares of Common Stock on the Record
Date:

      Proposal: Amendment of the Articles of Incorporation of the corporation to increase the authorized shares of Common Stock from 900,000,000 to 1,200,000,000.

                [ ] CONSENT
                [ ] CONSENT WITHHELD
                [ ] ABSTAIN


INSTRUCTIONS: TO CONSENT, WITHHOLD CONSENT OR ABSTAIN FROM CONSENTING TO THE APPROVAL OF THE RESOLUTIONS SET FORTH ABOVE, CHECK THE APPROPRIATE BOX ABOVE. IF NO BOX IS MARKED ABOVE WITH RESPECT TO THE RESOLUTIONS, THE UNDERSIGNED WILL BE DEEMED TO CONSENT TO SUCH RESOLUTION.

Please complete, sign and date this Consent where indicated and return it to Franklin Wireless Corp., 9853 Pacific Heights Blvd., Suite J, San
Diego, California 92121. This Consent must be received by March 31, 2007 in order to be valid.

DATED: ________________________, 2007

Signature ______________________________________________________________________

Signature if held jointly ______________________________________________________

(Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)